                                   EXHIBIT 5


                                   Opinion of
                 Monteverde, McAlee, FitzPatrick, Tanker & Hurd

                 MONTEVERDE, McALEE, FITZPATRICK, TANKER & HURD
                            A PROFESSIONAL CORPORATION


STEPHEN P. CHAWAGA                ATTORNEYS AT LAW              June 22, 1998
LEONARD E. DIMARE
DANIEL P. DWYER                   ONE PENN CENTER
PAUL J. GIORDANO*                                             NEW JERSEY OFFICE
THOMAS R. HURD*                 AT SUBURBAN STATION
MARK R. KEHOE*                                                 EXECUTIVE COURT
KEVIN W. MAHONEY*+         1617 JOHN F. KENNEDY BOULEVARD
LAWRENCE E. McALEE+                                              2 EVES DRIVE
MICHAEL J. McGOVERN*                 SUITE 1500
TOM P. MONTEVERDE                                                 SUITE 105
JOHN M. MYERS               PHILADELPHIA, PA  19103-1815
MICHAEL E. SCULLIN                                            EVESHAM, NJ 08053
ROBERT C. SEIGER, JR.*                 -----
WILLIAM M. SHIELDS                                             (609) 596-0066
MARCY B. TANKER                    (215) 557-2900
FRANK B. TRACY                                                FAX (609) 596-5564
LAWRENCE R. WOEHRLE*                TELECOPIER:

                                   (215) 557-2990

                          E-MAIL: lawyers@monteverde.com


*  ADMITTED TO NEW JERSEY BAR ALSO
+  ADMITTED TO D.C. BAR ALSO

                                 JUNE 22, 1998


Bryn Mawr Bank Corporation
801 Lancaster Avenue
Bryn Mawr, PA   19010

 Re:    Issuance of shares of common stock of Bryn Mawr
        Bank Corporation in connection with Bryn Mawr
        Bank Corporation's 1998 Stock Option Plan
        ------------------------------------------------

Gentlemen/Madams:

     We have acted as counsel to Bryn Mawr Bank Corporation, a Pennsylvania business corporation ("BMBC) in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") to register 108,803 shares of BMBC common stock (the "Shares") to be issued upon exercise of certain stock options pursuant to BMBC's 1998 Stock Option Plan (the "Plan") by the non-officer directors, officers and employees of BMBC and its subsidiary who are duly granted options pursuant to the Plan.

     Based on the foregoing, we are of the opinion that the 108,803 Shares covered by the Plan, when issued and paid for in accordance with the terms of the Plan, including, in the case of Options, payment of the option exercise price, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

Bryn Mawr Bank Corporation
June 22, 1998
Page 3

     This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in factors or any other matters that hereafter might occur or be brought to our attention.


                    Monteverde, McAlee, FitzPatrick, Tanker & Hurd

                    Very truly yours,

                    /s/ Lawrence E. McAlee

                    Lawrence E. McAlee


LMCA/bd